As filed with the Securities and Exchange Commission on April 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORMS F-3* and S-3*

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Exact Name of Registrant as Specified in its Charter)**

Delhaize Brothers and Co. “The Lion” (Delhaize Group)

(Translation of Registrant’s Name Into English)

** The registrant’s charter (articles of association) specifies the registrant’s name in French, Dutch and English.

Belgium	Square Marie Curie 40 1070 Brussels Belgium (32) 2 412 22 11	98-0226019
(State or other jurisdiction of incorporation or organization)	(Address, and telephone number of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

G. Linn Evans

Delhaize America, LLC

2110 Executive Drive

Salisbury, North Carolina 28147

(704) 633-8250

(Name, address, and telephone number of agent for service of process)

Please send copies of all communications to:

J. Steven Patterson

Hunton & Williams LLP

2200 Pennsylvania Avenue, N.W.

Washington, DC 20037

(202) 955-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)(2)
Guarantees of Debt Securities (3)	(4)	—	—	(4)

(1)	An indeterminate aggregate offering price or amount of debt securities is being registered and may from time to time be offered at indeterminate prices.
(2)	The Registrants have elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act, as amended, to defer payment of the registration fee.
(3)	Any debt securities offered will be unconditionally guaranteed, on a joint and several basis, by certain subsidiaries on a senior unsecured basis. No separate consideration will be paid in respect of these guarantees. See inside facing page for the registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

Table of Additional Registrants

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Delhaize US Holding, Inc. (1)	Delaware	27-1348010
Delhaize America, LLC (1)	North Carolina	56-0660192
Food Lion, LLC (1)	North Carolina	56-2173154
Hannaford Bros. Co. (2)	Maine	01-0085930
Kash n’ Karry Food Stores, Inc. (3)	Delaware	95-4161591
FL Food Lion, Inc. (1)	Florida	56-2051565
Risk Management Services, Inc. (1)	North Carolina	55-0660192
Hannbro Company (4)	Maine	01-0531895
Martin’s Foods of South Burlington, Inc. (4)	Vermont	03-0222879
Boney Wilson & Sons, Inc. (4)	North Carolina	56-0709778
J.H. Harvey Co., LLC (1)	Georgia	05-0582869
Hannaford Licensing Corp. (4)	Maine	01-0512079
Victory Distributors, Inc. (4)	Massachusetts	04-2440100

(1)	The address and telephone number of the principal executive offices of these registrants are P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina 28145-1330, (704) 633-8250.
(2)	The address and telephone number of the principal executive offices of this registrant are 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 883-2911.
(3)	The address and telephone number of the principal executive offices of this registrant are 3801 Sugar Palm Drive, Tampa Florida 33619, (813) 620-1139.
(4)	The address and telephone number of the principal executive offices of these registrants are 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 885-3071.
*	This registration statement comprises a filing on Form F-3 with respect to the securities of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) and a filing on Form S-3 with respect to the securities of all other registrants.

PROSPECTUS

Debt Securities

We may from time to time offer to sell, in one or more classes or series, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, our debt securities.

The debt securities that we may issue may consist of debentures, notes or other types of debt. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The debt securities that we may issue will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America, LLC and substantially all of our other U.S. subsidiaries. See “Description of Guarantees—Cross Guarantee Agreement.”

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in the debt securities involves risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission, any state securities commission nor any non-U.S. securities authority has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2012

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities and may only be used for the purposes for which it has been published. The information in this prospectus may only be accurate on the date of this prospectus.

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ABOUT THIS PROSPECTUS

References to “Delhaize Group” and to “our company”, “we”, “us” and “our” in this prospectus are to Delhaize Group and its consolidated subsidiaries, unless the context otherwise requires. References to “Delhaize America” in this prospectus are to Delhaize America, LLC.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.” If the terms of your debt securities vary between the prospectus supplement and this prospectus, you should rely on the different information in the prospectus supplement.

The information set out in relation to sections of this prospectus describing clearing and settlement arrangements, including the section entitled “Book-Entry, Form, Clearance and Settlement”, is subject to any change or reinterpretation of the rules, regulations and procedures of The Depository Trust Company or its nominee (“DTC”), Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream”) currently in effect. While we accept responsibility for accurately summarizing the information concerning DTC, Euroclear and Clearstream, we accept no other responsibility in respect of such information. In addition, the exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to a foreign private issuer, and file periodic reports and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Our ordinary shares are listed under the symbol “DELB” on the regulated market NYSE Euronext Brussels Market. Our American Depositary Shares, referred to as ADSs, evidenced by American Depositary Receipts, referred to as ADRs, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “DEG.” You can consult reports and other information about us that we have filed pursuant to the rules of the New York Stock Exchange at such exchange.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of Delhaize Group since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 3, 2012;

•	any future annual reports that we may file on Form 20-F prior to the termination of any offering contemplated by this prospectus; and

•	any future reports on Form 6-K (or portions thereof) that we indicate are incorporated by reference into this prospectus.

You can obtain copies of any of the documents incorporated by reference from us or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference herein. You may obtain Delhaize Group documents incorporated by reference herein, at no cost, by requesting them in writing or by telephone at the following address and telephone number:

Delhaize Group

Attention: Investor Relations

Square Marie Curie 40

1070 Brussels

Belgium

+32-2-412-21-51

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus and any prospectus supplement.

In addition to the risk factors described below or in any prospectus supplement under the heading “Risk Factors,” the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

•	changes in the general economy or in the primary markets of our company;

•	changes in consumer spending;

•	competitive factors;

•	the nature and extent of continued consolidation in the supermarket industry;

•	adverse determination with respect to litigation or other claims;

•	inability to develop new stores, remodel stores or convert stores or reposition brands as rapidly as planned;

•	stability of product costs;

•	supply or quality control problems with vendors;

•	the resolution of uncertain tax positions;

•	the ability to achieve satisfactory operating results in all geographic areas where we operate;

•	challenges in managing the growth of our business or the integration of acquisitions we have made;

•	labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time;

•	legislative, regulatory, tax, accounting or judicial developments;

•	the cost and stability of fuel, energy and other power sources;

•	the cost resulting from the closure of our underperforming stores that we completed in January 2012;

•	adverse developments with regard to food and drug safety and quality issues or concerns that may arise;

•	unexpected environmental liability;

•	loss of a key member of senior management;

•	our inability to control the operations of our franchised and affiliated stores;

•	data security or other information technology issues that may arise;

•	adverse weather conditions; and

•

the availability and terms of financing, including interest rates and our ability to issue debt or to borrow under our lines of credit as a result of current conditions in the financial markets, including the sovereign debt crisis in the Eurozone.

These factors and the other risk factors described in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved.

OUR COMPANY

We are a Belgian international food retailer that operates in 11 countries on three continents—North America, Europe and Asia. At the end of 2011, our sales network, which includes directly operated, affiliated and franchised stores, consisted of 3,408 stores. Our primary store format consists of food retail supermarkets, which represented approximately 96% of our sales network by number of stores at the end of 2011. Our sales network also includes other store formats such as limited-surface proximity stores and specialty stores that sell pet products. We engage in food retailing, food wholesaling to stores in our sales network and non-food retailing of pet products, health and beauty products, prescriptions and other household and personal products. At December 31, 2011, we employed approximately 160,000 people.

Delhaize Group SA’s principal executive offices are located at Square Marie Curie 40, 1070 Brussels, Belgium. Our telephone number at that location is +32 2 412 22 11. Our Internet address is www.delhaizegroup.com. The information on our website is not a part of this prospectus.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F, incorporated into this prospectus by reference, as updated by our subsequent filings or submissions under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

Other Data

Year Ended December 31,
Other Data	2011 EUR	2010 EUR	2009 EUR	2008 EUR	2007 EUR
Consolidated Ratio of Earnings to Fixed Charges (1)	3.01x	3.70x	3.51x	3.41x	2.81x

(1)	See Exhibit 12.1, “Statement regarding computation of ratios,” for the calculation of the ratio of earnings to fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the issuance of the debt securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Definitions of certain terms used in this Description of Debt Securities may be found under the heading “Certain Definitions”.

We will issue debt securities under an Indenture, dated as of February 2, 2009 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee, as it may be supplemented or amended from time to time. The Indenture contains provisions which define the rights of Holders (as defined below). In addition, the Indenture governs the obligations of the Issuer under the debt securities. The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (as defined below). Upon the effectiveness of the registration statement of which this prospectus is a part with respect to the debt securities, the Indenture will be qualified under the Trust Indenture Act, and the terms of the debt securities will include those made part of the Indenture by reference to the Trust Indenture Act.

The following description is meant to be only a summary of certain provisions of the Indenture and the deposit agreement, dated as of February 2, 2009, between our company and The Bank of New York Mellon, as CDI Depositary for debt securities (the “Deposit Agreement”). It does not restate the terms of the Indenture or the Deposit Agreement in their entirety. We have filed the Indenture and the Deposit Agreement with the SEC as exhibits to the registration statement of which this prospectus is a part. You are urged to carefully read the Indenture and the Deposit Agreement as those documents, and not this description, govern your rights as Holders of the debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “Issuer” mean Delhaize Brothers and Co. “The Lion” (Delhaize Group).

Overview of the Debt Securities

Unless we inform you otherwise in the applicable prospectus supplement, any series of debt securities will, upon issuance:

•	be senior unsecured obligations of the Issuer;

•	rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Issuer;

•	be senior in right of payment to all existing and future Subordinated Obligations of the Issuer;

•

be effectively subordinated to all existing and future secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the debt securities on an equal and ratable basis);

•

benefit from the Cross Guarantee Agreement among the Issuer, Delhaize US Holding, Inc. and Delhaize America, which are Subsidiaries of the Issuer, and substantially all of our other U.S. Subsidiaries; and

•	be effectively subordinated to all existing and future Indebtedness of Subsidiaries of the Issuer that are not Cross Guarantors (as defined below).

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	the date or dates on which the principal of and any premium on the debt securities will be payable or any formula or other method by which such date or dates will be determined;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on the debt securities will be payable and any change regarding agents;

•	any changes or additions to provisions for optional or mandatory redemption, extension, purchase or early repayment;

•	the minimum denominations of the debt securities;

•	if other than United States dollars, the currency in which principal, premium, if any, and interest will be paid;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to a formula or an index, the manner in which that amount will be determined;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;

•

the form of debt securities, the depositaries to be used for global securities, the legends to be placed on debt securities and the circumstances in which a global security may be exchanged for certified (physical) securities;

•	the terms of conversion or exchange, if applicable;

•	any addition to or change in the covenants or events of default to which we will be subject with respect to the debt securities;

•	any changes or additions to circumstances in which any additional amounts with respect to the debt securities will be payable;

•	any changes to our right to defease the debt securities; and

•	any other terms of the debt securities not inconsistent with the Indenture.

The Issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

If material to a particular series of debt securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.

Cross Guarantee Agreement

The Issuer has entered into a Cross Guarantee Agreement, dated as of May 21, 2007 (as supplemented, the “Cross Guarantee Agreement”), among the Issuer, Delhaize America and substantially all of Delhaize America’s Subsidiaries, as supplemented by the Joinder Agreement, dated December 18, 2009, by Delhaize US

Holding, Inc., under which each company party to the Cross Guarantee Agreement guarantees fully and unconditionally, jointly and severally, Issuer existing financial indebtedness, Delhaize America existing financial indebtedness, specific financial indebtedness of two European Subsidiaries of the Issuer and all future unsubordinated financial indebtedness of the parties to the Cross Guarantee Agreement. The parties to the Cross Guarantee Agreement (the “Cross Guarantors”) on the date of this prospectus were the Issuer, Delhaize US Holding, Inc., Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

For more information on the Cross Guarantee Agreement, see “Description of Guarantees—Cross Guarantee Agreement.” Information with respect to the Subsidiaries of the Issuer that are Cross Guarantors is included in the notes to the Issuer’s consolidated annual financial statements incorporated by reference in this prospectus.

In the event of a bankruptcy, liquidation or reorganization of any Subsidiary of the Issuer that is not a Cross Guarantor, that Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Issuer, after which distribution the assets would be available to support the Issuer’s obligations under its debt securities or the obligations of Cross Guarantors under the Cross Guarantee Agreement. Holders of existing and future secured indebtedness of the Cross Guarantors will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims under the Cross Guarantee Agreement.

Certain Releases of Guarantees

Under the terms and conditions of the Indenture and the Cross Guarantee Agreement, unless we inform you otherwise in the applicable prospectus supplement, for so long as any debt security issued under the Indenture remains outstanding, all guarantees made by a Cross Guarantor under the Cross Guarantee Agreement in respect to the debt securities and the Indenture will be released and discharged, upon a sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period (any such sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period, a “Disposition”) to any Person that is not Delhaize Group or a Subsidiary of Delhaize Group of all of the capital stock, or all or substantially all of the assets, of such Cross Guarantor, if as a result of which such Cross Guarantor ceases to be a Subsidiary of Delhaize Group; provided, that such Disposition otherwise complies with the terms and conditions of the Indenture. With respect to a Disposition of such capital stock of, or a Disposition of such assets of, a Cross Guarantor that is a Major Subsidiary, to the extent the Disposition does not constitute a Change of Control (as defined in the applicable prospectus supplement), the Issuer has covenanted and agreed in the Indenture that no Cross Guarantor that is a Major Subsidiary shall be released under the Cross Guarantee Agreement in respect to the debt securities and the Indenture if after giving effect to such Disposition, Moody’s and S&P shall lower the credit rating of debt securities of any series directly as a result of such Disposition. “Major Subsidiary” means a Subsidiary, the assets of which represent greater than 25% of the assets of the Issuer and the Issuer’s Subsidiaries on a consolidated basis, according to the financial statements for its own most recently completed fiscal year.

Merger, Consolidation or Transfer of All or Substantially All Assets

Under the terms of the Indenture, the Issuer generally would be permitted to merge into or consolidate with another Person and would also be permitted to sell, convey, transfer or lease all or substantially all of its assets to another Person. However, unless we inform you otherwise in the applicable prospectus supplement, the Issuer may not merge into or consolidate with another Person or sell, convey, transfer or lease all or substantially all of its assets to another Person other than a Subsidiary of the Issuer unless all of the following conditions are met:

(1)	the Person with which the Issuer would merge or consolidate or to which the Issuer would transfer or lease all or substantially all of its assets must assume all of the Issuer’s obligations with respect to the debt securities, and, in each case, the Indenture;

(2)	the merger, consolidation, sale, conveyance, or transfer or lease of assets must not cause an Event of Default (as defined below), including any event that would be an Event of Default if the notice or time requirements were disregarded; and

(3)	the Issuer must deliver specified certificates and documents to the Trustee.

Payments of Additional Amounts

All payments made under or with respect to the debt securities of any series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

Unless we inform you otherwise in the applicable prospectus supplement, if the Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the debt securities of any series, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the debt securities of such series (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the debt securities of such series would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)	any Taxes that would not have been imposed but for (a) the existence of any present or former connection between the relevant Holder or beneficial owner of debt securities of such series (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner of debt securities of such series, if such Holder or beneficial owner of debt securities of such series is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein) or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2)	any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3)	any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the debt securities of such series;

(4)	any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a debt security of such series with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(5)	any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6)	any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the debt securities of such series in an exempt securities account in the X/N System; or

(7)	any combination of items (1), (2), (3), (4), (5) and (6) above.

The Issuer also will not be required to pay Additional Amounts:

(a)	if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the debt security of such series for payment within 30 days after the date on which such payment or such debt security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the debt security of such series been presented on the last day of the 30-day period);

(b)	with respect to any payment of principal of (or premium, if any, on) or interest on such debt security to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

(c)	if the debt security of such series is presented for payment by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant debt security to another paying agent in a Member State.

If the Issuer is obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities of any series, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders and beneficial owners of the debt securities of such series on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this “Description of Debt Securities” there is mentioned, in any context:

•	the payment of principal;

•	purchase prices in connection with a purchase of debt securities of any series;

•	interest; or

•	any other amount payable on or with respect to any of the debt securities of any series;

that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the debt securities of any series, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the debt securities of any series, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Belgium, the jurisdiction of incorporation of any successor to the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The term “Holder” is defined below under the heading “Certain Definitions”. The term “beneficial owner of the debt securities” means the true owner of the debt securities, even though title to the debt securities may be registered in another name.

The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

Optional Redemption for Tax Reasons

Unless we inform you otherwise in the applicable prospectus supplement, the Issuer may, at its option, redeem the debt securities of any series in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the debt securities of such series (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of the Holders of the debt securities of such series of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the debt securities of such series, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(A)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the date of first issuance for such series of debt securities;

(B)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of first issuance for such series of debt securities; or

(C)	the issuance of definitive debt securities of such series due to:

(i)	the National Bank of Belgium, or NBB, ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification;

(ii)	the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the debt securities of such series and a successor is not able to be appointed by the Issuer within 15 days of such notification;

(iii)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification; or

(iv)	if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by the Issuer within 15 days of such notification.

See “Book-Entry, Form, Clearance and Settlement.”

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the debt securities of such series were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the debt securities of such series pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the debt securities of such series.

Selection

If the Issuer partially redeems the debt securities of any series, the Trustee will select, not more than 60 nor less than 45 days before the applicable redemption date, the debt securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate.

No debt security of any series in aggregate principal amount of $2,000 or less will be redeemed in part. If the Issuer redeems any debt security in part only, the notice of redemption relating to such debt security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on debt securities or portions thereof called for redemption so long as there has been deposited with any paying agent funds sufficient to pay any accrued and unpaid interest, if any, on the debt securities to be redeemed.

Ranking

The debt securities will be senior unsecured indebtedness of the Issuer, will rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Issuer and will be senior in right of payment to all existing and future Subordinated Obligations of the Issuer. The debt securities also will be effectively subordinated to any secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the debt securities on an equal and ratable basis).

The ability of the Issuer to service its Indebtedness, including the debt securities, is dependent in part upon the earnings of its Subsidiaries and the ability of those Subsidiaries to distribute those earnings as dividends, loans or other payments to the Issuer. In particular, the ability of its Subsidiaries to transfer funds to the Issuer (in the form of cash dividends, loans, advances or otherwise) may be limited by financial assistance rules, corporate benefit laws, banking laws or other regulations or contract. For example, under company law, the Issuer’s Subsidiaries are generally prohibited from paying dividends except out of profits legally available for distribution. If these restrictions are applied to the Subsidiaries of the Issuer, then the Issuer would not be able to use the earnings of those Subsidiaries to make payments on the debt securities to the extent that such earnings cannot otherwise be paid lawfully to the Issuer (directly or through Subsidiaries of the Issuer).

The Issuer currently conducts part of its operations through its Subsidiaries. Creditors, including trade creditors, and preferred shareholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including Holders of the debt securities, except to the extent such Subsidiaries are Cross Guarantors. The debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred shareholders, if any, of Subsidiaries of the Issuer, except to the extent such Subsidiaries are Cross Guarantors.

Reports by the Issuer

The Issuer, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)

file with the Trustee, within 15 days after the Issuer has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)	file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(3)	transmit by mail to all holders of debt securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraph (1) and (2) above as may be required by rules and regulations prescribed from time to time by the SEC.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, each of the following is an event of default (an “Event of Default”) with respect to a particular series of debt securities:

(1)	a default for 30 days in any payment of interest on any debt security of such series issued under the Indenture when due and payable;

(2)	a default in the payment of principal of any debt security of such series issued under the Indenture at its Stated Maturity, upon required redemption or repurchase or otherwise;

(3)	the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after the Issuer receives written notice from the Trustee, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

(4)	the failure by the Issuer for 30 days after it receives written notice from the Trustee to comply with any one or more of its obligations under the debt securities of such series (other than as specifically provided for otherwise in this summary of Events of Default);

(5)	default by the Issuer or any Material Subsidiary in the due payment of any other Indebtedness having a minimum aggregate amount of 2% of the Issuer’s Consolidated Capitalization (or its equivalent in any other freely convertible currency or currencies) of the Issuer or any Material Subsidiary or assumed by or guaranteed by the Issuer or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such Indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such Indebtedness is contested in good faith (the “cross-acceleration provision”); provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the debt securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(6)

if a court shall enter a decree or order for relief in respect of the Issuer or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 31 January 2009 on the continuity of enterprises), or appointing a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or ordering the winding up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days (the “bankruptcy provisions”);

(7)	if the Issuer or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 31 January 2009 on the continuity of enterprises), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing (the “winding up provisions”); or

(8)	any other Event of Default provided with respect to debt securities of such series and described in the applicable prospectus supplement.

If an Event of Default with respect to a particular series of debt securities (other than as a result of the bankruptcy provisions or the winding up provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default with respect to any series of debt securities occurs as a result of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the debt securities of each series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding debt securities of the relevant series may rescind any such acceleration with respect to the debt securities of such series and its consequences. The Holders of a majority in principal amount of the debt securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the debt securities of such series have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent default with respect to the debt securities of such series or impair any rights consequent thereto.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the debt securities unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any debt securities of a particular series may pursue any remedy with respect to the debt securities of such series or the Indenture unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing with respect to such series;

(2)	the Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee in writing to pursue the remedy;

(3)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee; and

(5)	the Holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate outstanding principal amount of the then outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of such series or that may involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default with respect to debt securities of any series occurs and is continuing and is known to the Trustee, the Trustee must transmit to each Holder of debt securities of such series notice of the Default within the earlier of 90 days after such Default occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, interest on or Additional Amounts in respect of any debt security of such series (including payments pursuant to the mandatory redemption provisions of such debt security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the debt securities of such series. In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the debt securities may be amended, supplemented or otherwise modified pursuant to a supplemental indenture, and any past default or compliance with certain provisions of such Indenture or such debt securities may be waived, in each case only with the consent of the Holders of more than 50% in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture or such waiver, which consent may be obtained at a duly convened meeting of the Holders or otherwise.

Notwithstanding the foregoing, a supplemental indenture that has any of the following effects requires the unanimous vote of the Holders (either in person or by proxy) of all of the outstanding debt securities of each series affected by such decision in favor of such supplemental indenture at a duly convened meeting of the Holders:

(1)	reduce the principal amount of any debt security of such series or otherwise modify the conditions of payment of the principal amount of any debt security of such series;

(2)	reduce the stated rate of or extend the time for payment of interest on any debt security of such series, or otherwise modify the conditions of payment of interest on any debt security of such series;

(3)	extend the Stated Maturity of any debt security of such series;

(4)	reduce the premium payable upon the redemption of any debt security of such series or change the time at which any debt security of such series may be redeemed as described under “Description of the Notes—Optional Redemption” in the applicable prospectus supplement;

(5)	make any debt security of such series payable in any currency other than that stated in any debt security of such series;

(6)	impair the right of any Holder to receive payment of principal of, and interest on, any security of such series on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to any debt security of such series; or

(7)	make any change in the amendment or waiver provisions set out above requiring the vote of every Holder.

Without the consent of any Holder, the Issuer, when authorized pursuant to a resolution of its Board of Directors, and the Trustee acting jointly may amend the Indenture pursuant to a supplemental indenture to take any of the following actions:

(1)	establish the form and terms of any series of debt securities;

(2)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(3)	provide for the assumption by a successor of the obligations of the Issuer under the Indenture;

(4)	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities (provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

(5)	add to the covenants of the Issuer for the benefit of the Holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, such supplemental indenture must state that such covenants are expressly being included for the benefit of such series) of debt securities or to surrender any right or power conferred upon the Issuer or any of its Subsidiaries;

(6)	make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture;

(7)	provide for the issuance of additional debt securities; or

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

The Indenture contains provisions governing the conduct of meetings of the Holders. Among other things, these provisions will provide that (a) the Issuer or Holders of the debt securities of each affected series holding at least 20% in principal amount of the debt securities of such series outstanding will be permitted to request the Board of Directors or the auditor of the Issuer to call a meeting of the Holders to approve the supplemental indenture amending or modifying certain terms of the debt securities of such series or the Indenture, (b) the quorum requirement for such meeting will be the presence (either in person or by proxy) of Holders of the debt securities of each affected series holding at least 50% in principal amount of the debt securities of any series outstanding, the Holders of which have been convened to such meeting and (c) if a quorum is not present at the first meeting, a second meeting may be convened for the same purpose for which there is no quorum requirement. However, the percentage of Holders required to vote in favor of a decision for its approval shall in any event be as set out in the first two paragraphs of this section “Amendments and Waivers”.

No resolution of a meeting of the Holders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless approved at a meeting of Holders complying in all respects with the requirements of Belgian law or, where the corresponding requirements of the Indenture are more stringent, with the requirements of the Indenture. Such matters include, among other things, modifying or suspending the date of maturity of the debt securities, extending the time for payment of interest on any debt security, reducing the rate of such interest or deciding urgent interim actions in the common interest of Holders.

After a supplemental indenture amending or modifying the terms of the debt securities or the Indenture has been executed, the Issuer is required to mail to Holders of debt securities of any affected series a notice briefly describing such supplemental indenture. However, failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of any supplemental indenture.

Acts by Holders of the Debt Securities

In determining whether the Holders of the required aggregate principal amount outstanding of the debt securities of any series have (a) concurred in any direction, waiver or consent, (b) voted in favor of a Required Resolution at a meeting of Holders or (c) are present or represented at a meeting of Holders, the debt securities of such series owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer will be disregarded and deemed not to be outstanding.

Satisfaction and Discharge

The Issuer will be discharged from its obligations on a particular series of the debt securities if:

•	the Issuer pays the principal of, interest on and any Additional Amounts on all the debt securities of such series as and when the same shall have become due and payable;

•	all the debt securities of such series have been cancelled or delivered to the Trustee for cancellation; or

•

all the debt securities of such series shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust funds solely for the benefit of Holders of debt securities of such series for the giving of notice of redemption and the Issuer irrevocably deposits with the Trustee the entire amount to be paid at maturity or upon redemption for principal, premium, Additional Amounts, if any, and liquidated damages, if any.

Upon delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to all the debt securities of such series.

Legal Defeasance and Covenant Defeasance

Unless we inform you otherwise in the applicable prospectus supplement, the Issuer may at any time terminate all its obligations under a particular series of the debt securities and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations:

(i)	to register the transfer or exchange of the debt securities of such series,

(ii)	to replace mutilated, destroyed, lost or stolen debt securities,

(iii)	to maintain a registrar and paying agent in respect of the debt securities of such series,

(iv)	to hold money for payment in trust,

(v)	with respect to determination of outstanding debt securities of such series,

(vi)	to pay all fees, expenses and other amounts owed to the Trustee,

(vii)	with respect to the resignation or removal and replacement of the Trustee, and

(viii)	with respect to maintenance of a list of names and addresses of holders in the event definitive registered securities of any series are exchanged against a Global Security.

In addition, the Issuer may at any time terminate:

(i)	its obligations described under any covenants set out in the applicable prospectus supplement; and

(ii)	the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Material Subsidiaries and the winding up provisions with respect to Material Subsidiaries;

(iii)	its obligations to provide certain reports under the Indenture,

(iv)	its obligations to satisfy certain conditions with respect to release of a Cross Guarantor that is a Majority Subsidiary, in connection with the Disposition of capital stock of, or a Disposition of assets of such Cross Guarantor, and

(v)	its obligation to satisfy the condition in connection with the merger or consolidation of the Issuer into another Person that, immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall happen and be continuing (“covenant defeasance”).

The Issuer may exercise its legal defeasance option for any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series. If the Issuer exercises its legal defeasance option with respect to debt securities of any series, payment of the debt securities of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to debt securities of any series, payment of the debt securities of such series may not be accelerated because of an Event of Default specified in clauses (3), (4) or (5) (with respect only to the Issuer and Material Subsidiaries) under “Event of Defaults” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit (the “defeasance trust”) with the Trustee money in U.S. dollars or U.S. Government Obligations, with respect to the debt securities, in an amount sufficient or, with respect to the U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and any premium for any series of debt securities and interest on the debt securities with respect to such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the debt securities will not recognize income, gain or loss for U.S. federal, U.K. or Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K. or Belgian income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Prescription

Claims against the Issuer for the payment of principal on the debt securities of any series will be prescribed 10 years after the applicable due date for the payment thereof. Claims against the Issuer for the payment of interest or Additional Amounts, if any, on the debt securities of any series will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity

Unless otherwise specified in a prospectus supplement, the U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the debt securities, including damages. Any amount received or recovered in a currency other than the U.S. dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or beneficial owner of a debt security, in respect of any sum expressed to be due to it from the Issuer will constitute a discharge of the Issuer only to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If the dollar amount received or recovered is less than the dollar amount expressed to be due to the recipient or the Trustee under any debt security, the Issuer will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a debt security or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. This currency indemnity constitutes a separate and independent obligation from the Issuer’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a debt security or the Trustee (other than a waiver of this currency indemnity) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any debt security or to the Trustee.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Issuer as CDI Depositary with regard to the issuance of the CDIs. ING Belgium SA/NV has been appointed paying agent with regard to the debt securities. A prospectus supplement may identify a different trustee, paying agent or CDI Depositary.

Governing Law

The Indenture, the Deposit Agreement and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer as such will have any liability for any obligations of the Issuer under the debt securities or the Indenture or the Deposit Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective to waive liabilities under U.S. Federal securities laws.

Enforceability of Judgments

Since the Issuer is incorporated in Belgium and a significant portion of its assets and its Subsidiaries’ assets are outside the U.S., any judgment obtained in the U.S. against the Issuer, including judgments with respect to the payment of principal, premium (if any), interest, Additional Amounts and any purchase price with respect to the debt securities, may not be fully collectable within the U.S. See “Enforcement of Civil Liabilities.”

Consent to Jurisdiction and Service of Process

The Issuer has appointed Corporation Service Company, New York as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the debt securities brought in any U.S. Federal or state court located in New York City and each of the parties thereto will submit to the jurisdiction thereof.

Certain Definitions

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Book-Entry Interest” means a book-entry interest in a global security of any series, whether directly or indirectly through a book-entry interest in any certificated depositary interest representing an interest in such global security, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and as in effect as of the date of the Indenture, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consolidated Capitalization” means, with respect to any Person, the total assets of such Person and its Subsidiaries determined on a consolidated basis, less the following: (i) current liabilities, including liabilities for Indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination and (ii) deferred income taxes. Consolidated Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person and its Subsidiaries are engaged and which are approved by independent accountants regularly retained by such Person, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to any series of debt securities.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holder” means (a) in the case of any debt security of any series in the form of a global security in bearer form, the holders of Book-Entry Interests therein; provided, however, that for the purposes of (i) payments of principal, premium, if any, and interest on such debt security or (ii) providing its consent or voting, in particular as set out in the first two paragraphs of “Amendments and Waivers” above, “Holder” means the direct holder of such debt security (as shown in the records of the NBB or of a participant in the X/N System) or (b) in any other case, the Person in whose name a debt security of such series is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are generally not open in Brussels, Belgium, the State of New York or London, England.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Material Subsidiary” at any time means a Subsidiary:

(i)	whose (a) revenues, or (b) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated financial statements of the Issuer) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate are equal to) no less than 10% of the consolidated revenues or total assets (as the case may be) of the Issuer, all as calculated respectively by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Issuer, provided that:

(I)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation above shall, until consolidated financial statements of the Issuer for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest audited financial statements, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time if such auditors are not also the auditors of the Issuer, and otherwise, by the Issuer’s Board of Directors, and approved by the auditors of the Issuer (in either case, the “Auditors”); and

(II)	in the case of a Subsidiary in respect of which no audited financial statements are prepared, its revenues and total assets shall be determined on the basis of pro forma financial statements of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by the Issuer; or

(ii)	to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (ii) on the date on which the consolidated financial statements of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii).

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Member State” means any country that is a member of the European Union.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or a Cross Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream and DTC, their respective Participants holding an account with them.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Required Resolution” means a resolution passed at a duly convened meeting of Holders:

(a)	with respect to any matter specified in clauses (1) through (7) of the second paragraph under “Description of Debt Securities—Amendments and Waivers”, with the unanimous vote of all of the Holders (either in person or by proxy) of the outstanding debt securities of each series affected by such resolution in favor of the relevant resolution; and

(b)	with respect to any other matter requiring the consent of Holders of debt securities of any series at a duly convened meeting of Holders, with the affirmative vote of the Holders of more than 50% in aggregate outstanding principal amount of the outstanding debt securities of such series then outstanding voting (in person or by proxy) at a meeting of Holders.

“SEC” means the U.S. Securities and Exchange Commission or, if at any time after the execution of the Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Maturity” means, with respect to any debt security, the date specified in such debt security as the fixed date on which the final payment of principal of such debt security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such debt security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the date of first issuance for a particular series of debt securities or thereafter incurred) that is subordinate or junior in right of payment to the debt securities pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor to the Trustee, an authorized officer assigned to the department, division or group performing the corporate trust work of each successor and assigned to administer the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the NBB.

DESCRIPTION OF GUARANTEES

The following discussion summarizes selected provisions of the Cross Guarantee Agreement, dated as of May 21, 2007, among Delhaize Group, Delhaize America and substantially all of Delhaize America’s subsidiaries, as supplemented by the Joinder Agreement, dated December 18, 2009 by Delhaize US Holding, Inc. The provisions of the agreements governing such indebtedness are complicated and not easily summarized. This summary is not complete and may not contain all of the information about this agreement that is important to you. The description of the Cross Guarantee Agreement contained in this prospectus is qualified in its entirety by reference to a copy of such agreement filed as Exhibit 99.2 to Delhaize Group’s Report on Form 6-K filed with the SEC on May 29, 2007 (second of three reports) and the Joinder Agreement filed as Exhibit 4.7 to Delhaize Group’s Annual Report on Form 20-F filed with the SEC on June 28, 2010, which are incorporated in this prospectus by reference.

Cross Guarantee Agreement

Under the Cross Guarantee Agreement each company party to the agreement guarantees fully and unconditionally, jointly and severally Delhaize Group existing financial indebtedness, Delhaize America existing financial indebtedness, specific financial indebtedness of two European subsidiaries of Delhaize Group and all future unsubordinated financial indebtedness of the parties to the agreement.

If any sum owed to a creditor by a guarantor pursuant to its guarantee under the Cross Guarantee Agreement is not recoverable from such guarantor for any reason whatsoever, then such guarantor is obligated, forthwith upon demand by such creditor, to pay such sum by way of a full indemnity.

On the date of this prospectus the parties to the Cross Guarantee Agreement (the “Cross Guarantors”) are Delhaize Group, Delhaize US Holding, Inc., Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc. Information with respect to subsidiaries of Delhaize Group that are Cross Guarantors is included in the notes to our consolidated annual financial statements incorporated by reference in this prospectus.

Financial Indebtedness

Under the Cross Guarantee Agreement, the term “financial indebtedness” of any person means, without duplication (and as each may be amended, modified, extended or renewed from time to time): (i) all obligations of such person under agreements for borrowed money; (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (iii) all hedging obligations of such person; and (iv) all guarantees by such person of obligations of other persons of the type referred under clause (i), (ii) or (iii).

The term “person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency or a state or other entity, whether or not having separate legal personality.

The term “hedging obligations” means, with respect to any person, the obligations of such person under: (i) currency exchange, interest rate or commodity swap agreements, cap agreements, floor agreements or collar agreements; and (ii) other similar agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

Intercompany financial indebtedness is not guaranteed under the Cross Guarantee Agreement.

Ranking; Limit of Liability

The obligations of each company party to the Cross Guarantee Agreement constitute direct, general, unconditional and unsubordinated obligations of such company that shall at all times rank at least pari passu with all of its other existing financial indebtedness set forth on a schedule to the Cross Guarantee Agreement and its future unsubordinated financial indebtedness, save for such obligations as may be preferred by mandatory provisions of law. The obligations of each party under the Cross Guarantee Agreement are limited to the maximum amount that can be guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws.

Applicability of Cross Guarantee Agreement

To the extent a guarantor’s guarantee of financial indebtedness is addressed in an agreement to which such guarantor is a party or is otherwise contractually bound, which contains such guarantee, other than the Cross Guarantee Agreement, the Cross Guarantee Agreement does not apply to such guarantor’s guarantee of such financial indebtedness and, to be clear, nothing contained in the Cross Guarantee Agreement in any way supersedes, modifies, replaces, amends, changes, rescinds, waives, exceeds, expands, enlarges or in any way affects the provisions, including warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations, of such guarantor and any creditor with respect to such guarantee of such financial indebtedness set forth in such other agreement.

Release of Guarantors and Guarantor Obligations

The obligations of a guarantor under the Cross Guarantee Agreement, which we refer to as a released guarantor in this paragraph, any lien created by such released guarantor with respect to such obligations, and the obligations under the Cross Guarantee Agreement of all other guarantors with respect to the financial indebtedness of the released guarantor will be automatically and unconditionally released without any action on the part of any creditor:

•

in connection with any sale, exchange, transfer or other disposition by such released guarantor of all or substantially all of the assets of that released guarantor, provided that the proceeds of that sale or other disposition are applied in accordance with the applicable provisions of any applicable financial indebtedness, or

•

in connection with any sale, exchange, transfer or other disposition (including by way of merger, consolidation or otherwise), directly or indirectly, of capital stock of such released guarantor, by Delhaize Group or any subsidiary thereof, to any person that is not Delhaize Group or a subsidiary of Delhaize Group, or an issuance by such released guarantor of its capital stock, in each case as a result of which such released guarantor ceases to be a subsidiary of Delhaize Group, provided, that: (i) such transaction is made in accordance with the applicable provisions of any applicable financial indebtedness; and (ii) such released guarantor is also released from all of its obligations, if any, in respect of all other financial indebtedness of each other guarantor under the Cross Guarantee Agreement.

In addition to any other releases for which a guarantor qualifies under the Cross Guarantee Agreement, notwithstanding any other provision of the Cross Guarantee Agreement to the contrary, without limiting the validity of any agreement into which a guarantor and a creditor may enter, a guarantor that obtains a written release from a creditor releasing such guarantor from its obligations under the Cross Guarantee Agreement with respect to the financial indebtedness owing to such creditor specified in such release shall be so released.

Termination of Agreement with Respect to Future Financial Indebtedness

Subject to certain limitations, the Cross Guarantee Agreement may be terminated with respect to a guarantor at any time by such guarantor providing written notice to the other parties to the Cross Guarantee Agreement or by mutual agreement; provided, however, that termination by Delhaize America or any other subsidiary of Delhaize Group party to the Cross Guarantee requires the written consent of Delhaize Group; and provided, further, except as otherwise provided, any termination of the Cross Guarantee Agreement with respect to a guarantor affects neither:

•	such guarantor’s obligations under the Cross Guarantee Agreement in relation to any financial indebtedness that came into existence prior to that termination, nor

•

the obligations of the other guarantors with respect to such guarantor’s financial indebtedness that came into existence prior to that termination. Financial indebtedness that comes into existence after that termination shall not be covered by the Cross Guarantee Agreement with respect to the terminating guarantor.

Third Parties

Subject to the release provisions of the Cross Guarantee Agreement discussed under the headings “Description of Guarantees—Cross Guarantee Agreement—Release of Guarantors and Guarantor Obligations” and “—Termination of Agreement with Respect to Future Financial Indebtedness” above, creditors of financial indebtedness guaranteed under the Cross Guarantee Agreement are entitled to rely on the Cross Guarantee Agreement and on the guarantees constituted pursuant to the Cross Guarantee Agreement. The Cross Guarantee Agreement constitutes a stipulation pour autrui or third party beneficiary contract for their benefit. Accordingly, such creditors shall be entitled to rely on and enforce the Cross Guarantee Agreement.

BOOK-ENTRY, FORM, CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of such securities or certificates evidencing such securities.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in US dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time

The Clearing Systems

DTC

DTC states that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of such securities or certificates evidencing such securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream states that:

•

Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear states that:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor Financiële Diensten en Markten) and the National Bank of Belgium (Banque Nationale de Belgique / Nationale Bank van België).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of such securities or certificates evidencing such securities.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific securities are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAX CONSIDERATIONS

The following discussion, subject to the limitations set forth below, describes material Belgian and United States tax considerations relating to your ownership and disposition of debt securities. This discussion does not purport to be a complete analysis of all tax considerations in Belgium or the United States and does not address tax treatment of holders of debt securities under the laws of other countries. Holders of debt securities who are resident in countries other than Belgium or the United States, along with holders that are resident in those countries, are urged to consult with their own tax advisers as to which countries’ tax laws could be relevant to them.

Material Belgian Tax Considerations

The following is a summary of the principal Belgian tax consequences for investors receiving interest in respect of, and disposing of, debt securities and is of a general nature based on our understanding of current law and practice. Except as otherwise indicated, this summary only addresses the position of investors who do not have any connection with Belgium other than the holding of debt securities. Investors should consult their professional advisers on the possible tax consequences of subscribing for, purchasing, holding or selling debt securities under the laws of their countries of citizenship, residence, ordinary residence or domicile.

The present section does not address the tax situation of persons residing in Belgium.

Belgian Withholding Tax

Debt Securities in Book-Entry Form

The interest component of payments on debt securities is, as a rule, subject to Belgian withholding tax at the rate of 21%, subject to such relief as may be available under applicable domestic or tax treaty provisions.

All payments of interest by or on behalf of us shall be made without deduction of withholding tax for debt securities if at the moment of payment the debt securities are held in book-entry form by eligible investors (the “Eligible Investors”) in an exempt securities account (“X-Account”) with the X/N System or with a participant or sub-participant in such system (a “Participant”).

Eligible Investors are those persons referred to in Article 4 of the Royal Decree of May 26, 1994, including, among others:

1	Belgian resident companies subject to corporate income tax within the meaning of Article 2, §1, 5°, b of the Income Tax Code 1992 (“ITC 1992”);

2	without prejudice to Article 262, 1° and 5° of ITC 1992, Belgian insurance or pension undertakings within the meaning of Article 2, §3 of the Law of July 9, 1975 on supervision of insurance companies (other than those referred to in points 1° and 3° of said Article);

3	state-linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992;

4	non-residents of Belgium within the meaning of Article 105, 5° of said Royal Decree of August 27, 1993;

5	mutual funds within the meaning of Article 115 of said Royal Decree of August 27, 1993;

6	companies, entities or partnerships within the meaning of Article 227, 2° of ITC 1992 which are subject to non-resident income tax in Belgium in accordance with Article 233 of ITC 1992 and whose debt securities are held as part of a taxable business activity in Belgium;

7	the Belgian State, with respect to its investments exempted from withholding tax in accordance with Article 265 of ITC 1992;

8	mutual funds organized under foreign law which are structured as an undivided estate managed by a management company on behalf of certificate holders, provided that their certificates are not publicly offered or otherwise marketed in Belgium; and

9	Belgian resident companies not referred to in point 1 above whose sole or principal activity consists in granting credits or loans.

Eligible Investors do not include, inter alia, natural persons residing in Belgium or not-for-profit organizations (other than those referred to in points 2 and 3 above).

Participants in the X/N System must keep the debt securities they hold for non-Eligible Investors in a non-exempt securities account (an “N-Account”). All payments of interest on such debt securities will be made subject to deduction of withholding tax at the rate of 21%. The withholding tax is withheld by NBB and paid to the Belgian Treasury.

Transfers of debt securities between an X-Account and an N-Account give rise to certain adjustment with respect to the withholding tax:

•

A transfer from an N-Account (to an X-Account or N-Account) gives rise to the payment by the transferor - non-Eligible Investor - to the NBB of withholding tax on the accrued fraction of interest calculated from the last interest payment date up to the transfer date;

•

A transfer (from an X-Account or N-Account) to an N-Account gives rise to the refund by the NBB to the transferee - non-Eligible Investor - of withholding tax on the accrued fraction of interest calculated from the last interest payment date up to the transfer date;

•	Transfers of debt securities between two X-Accounts do not give rise to any adjustment on account of withholding tax.

Upon opening an exempt securities account with the X/N System or with a Participant, an Eligible Investor is required to certify its eligible status on a standard form approved by the Minister of Finance. There are no ongoing certification requirements for Eligible Investors, but direct Participants are required to annually report to the X/N System as to the eligible status of each holder for whom they hold debt securities in an exempt securities account.

In addition, an exempt securities account may be opened with a Participant by an intermediary (an “Intermediary”) in respect of debt securities that such Intermediary holds for the account of its clients (the “Beneficial Owners”), provided that each Beneficial Owner is an Eligible Investor. In such a case, the Intermediary is required to certify on a standard form approved by the Minister of Finance that (i) it is an Eligible Investor, and (ii) the Beneficial Owners holding their debt securities through it are also Eligible Investors. A Beneficial Owner is also required to certify its eligible status on a standard form approved by the Minister of Finance and to be delivered to the Intermediary.

However, none of these certification or reporting requirements apply in respect of debt securities held in Euroclear or Clearstream in their capacity as Participants to the X/N System, provided that Euroclear or Clearstream must be able to identify each holder for whom they hold debt securities in an Exempt Account.

In accordance with rules and procedures of the X/N System, a holder of our debt securities who is withdrawing debt securities from an exempt securities account may, following payment of interest accrued on such debt securities from the last preceding interest payment date, be entitled to claim an indemnity from the Belgian tax authorities of an amount equal to the withholding tax, if any, applied on interest payable on the debt securities for the period running from the last preceding interest payment date through the date of withdrawal of the debt securities from the X/N System.

Definitive Registered Debt Securities

Definitive registered debt securities will not be eligible for clearing and settlement through the X/N System. Payments of interest on definitive registered debt securities will in principle be subject to Belgian withholding tax at the rate of 21%, subject to such relief as may be available under domestic or tax treaty provisions.

Payments of interest by or on behalf of us will be made without deduction of withholding tax in respect of definitive registered debt securities held by non-residents of Belgium or certain Belgian financial institutions (and assimilated entities) or certain state-linked social security organizations (and institutions assimilated therewith), subject to the following requirements:

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interest payments on definitive registered debt securities are exempt from Belgian interest withholdings tax if made to non-residents of Belgium within the meaning of Article 105, 5° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided the Issuer satisfies during the entire expired term of the Debt Securities the following requirements: (i) it is a Belgian tax resident entity (or Belgian establishment of a non-Belgian tax resident entity), (ii) during the taxable period that precedes the attribution or payment of interest, the Issuer-owned shares qualifying as fixed financial assets of which the acquisition value represents on average at least 50% of the balance total at the moment of closing of the accounting year that is linked to that taxable period, and (iii) the shares of the Issuer are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, or the shares of the Issuer are at least 50% directly or indirectly held by a company (a) the shares of which are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, (b) that is subject to corporate income tax or a foreign tax similar to the corporate income tax, and (c) that is not subject to a tax regime deviating from the regular tax regime and does not benefit from a substantially more favorable tax regime than the Belgian corporate income tax and provided further that such a non-resident of Belgium certifies on each interest payment date in a form delivered to us, that (i) it is not a tax resident in Belgium, (ii) does not have any branch in Belgium to which any debt securities would have been allocated (iii) has been the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (iii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates;

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interest payments on definitive registered debt securities are exempt from Belgian interest withholding tax if made to Belgian financial institutions or assimilated entities within the meaning of article 105, 1° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such a financial institution or assimilated entity certifies on each interest payment date in a form delivered to us, that (i) it was the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (ii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates; and

•

interest payments on definitive registered debt securities are exempt from Belgian interest withholding tax if made to state linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such an organization or institution certifies on each interest payment date in a form delivered to us that (i) it was the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (ii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates.

In addition, Belgium has concluded tax treaties with multiple countries, reducing the interest withholding tax to 15%, 10%, 5% or 0% for residents of those countries. As such a full relief from Belgian withholding tax will be available under the income tax treaty between the United States and Belgium (the “Treaty”), subject to certain identification formalities and other requirements, such as the limitation on benefits clauses in the Treaty, for interest paid by or on behalf of us on the definitive registered debt securities provided the beneficial owner of that interest is a U.S. tax resident.

EU Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State.

Holders of our debt securities should consult their own tax advisers regarding the implications of the Savings Directive in their particular circumstances.

Capital Gains

Capital gains realized with respect to the debt securities are subject to Belgian tax only if the debt securities are held as part of a taxable business activity in Belgium. Outside the framework of a taxable business activity in Belgium, capital gains realized with respect to the debt securities may be taxable in Belgium if they are realized outside the framework of the normal management of a private estate and if the income is received in Belgium, although income tax treaties traditionally grant the sole taxing jurisdiction to the resident state in such case.

Transfer Taxes

A stock exchange tax may be levied at the rate of 0.09% on the sale and on the purchase and any other acquisition or transfer for consideration of debt securities in the Belgium secondary market, provided that such transaction is carried out through intermediation of a professional intermediary in Belgium. Such tax will be limited to a maximum amount of €650 per taxable transaction and per party. An exemption from this tax is available under Article 126/1, 2° of the Code on Miscellaneous Duties and Taxes as regards parties to securities trades who are intermediaries within the meaning of Article 2, 9° and 10° of the Law of August 2, 2002 on the supervision of the financial sector and financial services, acting for their own account, insurance undertakings within the meaning of Article 2, §1 of the Law of July 9, 1975 on supervision of insurance companies, institutions for occupational retirement provisions (instellingen voor bedrijfspensioenvoorziening / institutions de retraite professionnelle) within the meaning of Article 2, 1° of the Law of October 27, 2006 regarding the control of institutions for occupational retirement provisions, collective investment schemes or non-residents.

Material United States Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax consequences arising from the purchase, ownership and disposition of the debt securities by a U.S. Holder (as defined below). When we offer to sell a particular series of debt securities, we will describe any varying tax consequences that are specific to the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), the income tax treaty between the United States and Belgium (the “Treaty”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a debt security that is, or is treated as, for U.S. federal income tax purposes, (a) an individual who is a U.S. citizen or resident, (b) a corporation or other entity taxable as such created or organized under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to U.S. federal income tax on a net basis with respect to its worldwide income, or (d) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular federal income tax consequences applicable to them.

The discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, traders in securities that elect to apply a mark-to-market method of accounting, or persons that are, or hold their debt securities through, partnerships or other pass-through entities) or to persons who hold debt securities as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, the discussion does not address any tax consequences other than U.S. federal income tax consequences, such as state, local or foreign tax consequences that may be relevant to a particular holder.

This summary is generally limited to investors who will hold the debt securities as “capital assets” within the meaning of the Code, whose functional currency is the U.S. dollar and who are initial investors who purchase the debt securities at their issue price within the meaning of the Code. No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE DEBT SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PRECISE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE DEBT SECURITIES, INCLUDING THEIR ELIGIBILITY FOR BENEFITS OF THE TREATY.

Taxation of Interest and Additional Amounts

Interest paid on a debt security (including any Additional Amounts paid as a result of the imposition of Belgian withholding taxes or other amounts paid to or on behalf of the U.S. Holder (see “Descriptions of Debt Securities—Payment of Additional Amounts”)) will be included in the income of a U.S. Holder as ordinary interest income at the time it is treated as received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Original Issue Discount

The amount of a debt security’s original issue discount (“OID”) is the excess of the debt security’s stated redemption price at maturity over its issue price. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest.” A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, the Issuer will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the debt security. If the issue price of the debt securities is less than the stated redemption price at maturity and the amount of OID is more than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the debt securities will be considered to have been issued with more than a de minimis amount of OID. If the debt securities are issued with more than a de minimis amount of OID, a U.S. Holder must include a portion of the OID in gross income as interest in each taxable year or portion thereof in which the U.S. Holder holds the debt securities even if the U.S. Holder has not received a cash payment in respect of the OID. These U.S. Holders must include OID in income calculated on a constant–yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the debt securities. The amount of OID includible in income by these U.S. Holders is the sum of the daily portions of OID with respect to the debt security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the debt security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the debt security’s adjusted issue price at the beginning of the accrual period and the debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of interest on the debt security allocable to the accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is the issue price of the debt security increased by the amount of accrued OID for each prior accrual period.

Acquisition Premium

A U.S. Holder that purchases a debt security for an amount less than or equal to the debt security’s principal amount but in excess of its adjusted issue price (this excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the debt security immediately after its purchase over the debt security’s adjusted issue price, and the denominator of which is the excess of the debt security’s principal amount over the debt security’s adjusted issue price. No OID will accrue on a debt security purchased for more than its principal amount.

Fungible Issue

We may, without the consent of the Holders of outstanding debt securities, issue additional debt securities with identical terms. These additional debt securities, even if they are treated for non-tax purposes as part of the same series as the original debt securities, in some cases may be treated as a separate series for U.S. federal income tax purposes. In such a case, the additional debt securities may be considered to have been issued with OID even if the original debt securities had no OID, or the additional debt securities may have a greater amount of OID than the original debt securities. These differences may affect the market value of the original debt securities if the additional debt securities are not otherwise distinguishable from the original debt securities.

Market Discount

A debt security generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s “revised issue price” exceeds the amount for which the U.S. Holder purchased the debt security by at least 1/4 of 1 percent of the debt security’s revised issue price, multiplied by the number of complete years from the date acquired by the U.S. Holder to the debt security’s maturity. If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security. Any gain recognized on the maturity or disposition of a Market Discount Debt Security will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the debt security. Alternatively, a U.S. Holder of a Market Discount Debt Security may elect to include market discount in income currently over the life of the debt security. This election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year for which the election is made. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Debt Security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which the Market Discount Debt Security was held by the U.S. Holder.

Under current law, market discount on a Market Discount Debt Security will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the debt security with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount

A U.S. Holder may generally elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “Original Issue Discount”, with certain modifications. For purposes of this election, interest includes interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (described below under “Debt Securities Purchased at a Premium”) or acquisition premium. This election generally applies only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, the electing U.S. Holder will be treated as having made the election described above under “Market Discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by the U.S. Holder. In the case of a debt security with amortizable bond premium, the U.S. Holder may make this election only if certain requirements are met, and certain limitations may apply to such election. U.S. Holders should consult their tax advisers concerning the propriety and consequences of this election.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount may elect to treat the excess as “amortizable bond premium”, in which case the amount of interest on the debt security required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year. The amount of amortizable bond premium for each taxable year is the sum of the daily portions of bond premium with respect to the debt security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the debt security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the bond premium allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of bond premium allocable to an accrual period equals the excess of (a) the sum of the payments of interest on the debt security allocable to the accrual period over (b) the product of the debt security’s adjusted acquisition price at the beginning of the accrual period and the debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The “adjusted acquisition price” of a debt security at the beginning of any accrual period is the U.S. Holder’s purchase price for the debt security, decreased by the amount of bond premium for each prior accrual period.

Any election to amortize bond premium applies to all bonds (other than bonds the interest on which is excludible from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or when thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS.

Foreign Tax Credits

Under the current Treaty, interest on the debt securities generally would not be subject to Belgium withholding or income taxes. However, certain U.S. Holders may be subject to Belgium tax (including U.S. Holders that hold the debt securities through a Belgium permanent establishment). If a U.S. Holder is subject to Belgium tax, then the U.S. Holder may be able to claim a foreign tax credit or a deduction for Belgian taxes imposed on payments of interest (including Additional Amounts). The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their tax advisors regarding the application of the U.S. foreign tax credit rules to interest income (including Additional Amounts) on the debt securities.

Sale, Redemption, Retirement and Other Disposition of the Debt Securities

In general, a U.S. Holder will recognize gain or loss on the sale, redemption, retirement or other disposition of a debt security in an amount equal to the difference between (i) the amount realized (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such) and (ii) the U.S. Holder’s adjusted tax basis in the debt security at the time. A U.S. Holder’s adjusted tax basis in a debt security will generally equal the acquisition cost of such debt security to the U.S. Holder, increased by any OID or market discount previously included in income and decreased by amortizable bond premium applied to reduce interest on the debt security. Gain or loss recognized on the sale, retirement or other disposition of a debt security will generally be capital gain or loss (except with respect to certain accrued interest and market discount). Net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for certain non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Gain or loss recognized by a U.S. Holder on the sale or other disposition of a debt security will generally be U.S.-source gain or loss. Prospective investors should consult their tax advisors as to the U.S. tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a debt security.

Back-up Withholding and Information Reporting

In general, payments of principal, interest and accrued OID on, and the proceeds of sale, redemption or other disposition (including exchange) of debt securities payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and to accruals of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding or information reporting. U.S. Holders should consult their tax advisers as to their qualification for exemption from backup withholding or information reporting and the procedure for obtaining an exemption. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided that the required procedures are followed.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes fiduciary standards and certain other requirements on employee benefit plans subject thereto and collective investment funds, separate accounts, insurance company general accounts and other entities or accounts whose underlying assets are treated as assets of such plans pursuant to Section 3(42) of ERISA and, to the extent not modified or superseded by Section 3(42) of ERISA, the U.S. Department of Labor “plan assets” regulation, 29 CFR Section 2510.3-101 (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan (to the extent consistent with ERISA). The prudence of a particular investment will be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed in “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the debt securities.

In addition, Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of ERISA Plans and certain other arrangements (including individual retirement accounts) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships with such arrangements, unless a statutory or administrative exemption applies to the transaction. Governmental plans and certain church plans, while not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code, as well as those individual retirement accounts that are not be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, may nevertheless be subject to state or other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing debt securities.

Any ERISA Plan fiduciary that proposes to cause an ERISA Plan to purchase debt securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement under ERISA or the Code. The sale of debt securities to an ERISA Plan is in no respect a representation by the Issuer that such an investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that such an investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

PLAN OF DISTRIBUTION

Delhaize Group may sell all or part of the debt securities from time to time on terms determined at the time those debt securities are offered for sale to or through underwriters or through selling agents, and also may sell those debt securities directly to other purchasers. The names of those underwriters or selling agents used in connection with the offer and sale of any series of debt securities will be set forth in the applicable prospectus supplement.

The distribution of the debt securities may be effected from time to time in one or more transactions or series at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. If underwriters are used in the sale of debt securities, debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Those debt securities may be offered either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those debt securities if any of those debt securities are purchased.

In connection with the sale of debt securities, underwriters may receive compensation from Delhaize Group or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from Delhaize Group and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation received from Delhaize Group will be described in the applicable prospectus supplement.

Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with Delhaize Group, to indemnification by Delhaize Group against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, selling agents and other persons may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered under this prospectus are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for the debt securities.

In order to facilitate the offering of the debt securities, any underwriters or agents involved in the offering of debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other debt securities the prices of which may be used to determine payments on those debt securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position in debt securities for their own account. In addition, to cover overallotments or to stabilize the price of debt securities or other securities, the underwriters or agents may bid for, and purchase, debt securities or any other securities in the open market. Finally, in any offering of debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing any debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian company, and substantially all of our directors and officers are residents of Belgium. Although we have substantial assets in the United States through our ownership of Delhaize America, a portion of our assets and of the assets of our directors and officers will be located outside of the United States. Consequently, U.S. investors may find it difficult in a suit based upon the civil liability provisions of U.S. federal securities laws to:

•	effect service of process within the United States on our company and our directors and officers outside of the United States;

•	enforce judgments obtained in U.S. courts against our company and our directors and officers in courts outside the United States; and

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enforce against our company and our directors and officers in Belgium, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts might be successful only if the Belgian court confirms the substantive correctness of the judgment of the U.S. court, and is satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

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the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the U.S.; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

LEGAL MATTERS

Certain legal matters with respect to the debt securities are being passed upon for us by CMS DeBacker, Brussels, Belgium, who are acting as our Belgian counsel. Certain legal matters with respect to the debt securities are being passed upon for us by Hunton & Williams LLP, Washington, D.C., who are acting as our New York, Delaware, Florida and Georgia counsel. Certain legal matters with respect to the guarantees are being passed upon for us by the Assistant General Counsel of our subsidiary Delhaize America, who is acting as our North Carolina counsel; the General Counsel of our subsidiary Hannaford Bros. Co., who is acting as our Maine counsel; Verrill Dana, LLP, who are acting as our special Massachusetts counsel; and Pierson Wadhams Quinn Yates & Coffrin, who are acting as our special Vermont counsel. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Delhaize Group incorporated in this prospectus by reference from Delhaize Group’s Annual Report on Form 20-F and the effectiveness of Delhaize Group’s internal control over financial reporting have been audited by DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. Delhaize Group’s directors may be liable to Delhaize Group and to third parties for infringement of Delhaize Group’s articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. Delhaize Group maintains liability insurance for the benefit of its directors and executive officers.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, Delhaize Group’s Board of Directors approved on May 3, 2005 the undertaking of Delhaize Group to indemnify Mr. Pierre-Olivier Beckers, Baron Georges Jacobs, Count Arnoud de Pret Roose de Calesberg, Count Richard Goblet d’Alviella, Mr. Robert J. Murray, Dr. William L. Roper and Mr. Didier Smits and all future directors of Delhaize Group to the maximum extent permitted by law, except if the liability or expense is covered by insurance taken by Delhaize Group or if the liability of a director would arise out of such director’s fraud or willful misconduct.

Item 9. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index, which immediately precedes the exhibits and is incorporated by reference herein.

Item 10. Undertakings.

Each of the undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that each registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by each registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of an issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(g) That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Kingdom of Belgium, on April 3, 2012.

ETABLISSEMENTS DELHAIZE FRERES ET CIE “LE LION” (GROUPE DELHAIZE)

By	/s/ Pierre-Olivier Beckers
Pierre-Olivier Beckers President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Count Georges Jacobs Count Georges Jacobs	Chairman of the Board of Directors

/s/ Pierre-Olivier Beckers Pierre-Olivier Beckers	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Pierre Bouchut Pierre Bouchut	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ G. Linn Evans G. Linn Evans	Senior Vice President (Authorized Representative in the U.S.)

/s/ Claire H. Babrowski Claire H. Babrowski	Director

Signature	Title

/s/ Jacques de Vaucleroy Jacques de Vaucleroy	Director

/s/ Hugh G. Farrington Hugh G. Farrington	Director

/s/ Jean-Pierre Hansen Jean-Pierre Hansen	Director

/s/ Mats Jansson Mats Jansson	Director

/s/ William G. McEwan William G. McEwan	Director

/s/ Robert J. Murray Robert J. Murray	Director

/s/ Didier Smits Didier Smits	Director

/s/ Jack L. Stahl Jack L. Stahl	Director

/s/ Baron Luc Vansteenkiste Baron Luc Vansteenkiste	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

DELHAIZE US HOLDING, INC.

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Assistant Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Pierre-Olivier Beckers Pierre-Olivier Beckers	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Michael R. Waller Michael R. Waller	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

DELHAIZE AMERICA, LLC

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Vice President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Ronald C. Hodge Ronald C. Hodge	President and Chief Executive Officer (Principal Executive Officer)

/s/ Stéfan Descheemaeker Stéfan Descheemaeker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer Chief Accounting Officer (Principal Accounting Officer)

/s/ Pierre-Olivier Beckers Pierre-Olivier Beckers	Manager

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

FOOD LION, LLC

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Senior Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Catherine Green Burns Catherine Green Burns	President and Manager (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Pierre-Olivier Beckers Pierre-Olivier Beckers	Manager

/s/ G. Linn Evans G. Linn Evans	Manager

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

HANNAFORD BROS. CO.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Ronald C. Hodge Ronald C. Hodge	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

KASH N’ KARRY FOOD STORES, INC.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Secretary and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Michael T. Vail Michael T. Vail	President and Chief Operating Officer (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Ronald C. Hodge Ronald C. Hodge	Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

FL FOOD LION, INC.

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Catherine Green Burns Catherine Green Burns	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ Derrick Penick Derrick Penick	Director

/s/ G. Linn Evans G. Linn Evans	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

RISK MANAGEMENT SERVICES, INC.

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Michael A. Harris Michael A. Harris	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Robert Canipe Robert Canipe	Director

/s/ G. Linn Evans G. Linn Evans	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

HANNBRO COMPANY

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Lisa K. Toner Lisa K. Toner	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Assistant Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Director (Principal and Financial and Accounting Officer)

/s/ Lisa K. Toner Lisa K. Toner	Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

BONEY WILSON & SONS, INC.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Director (Principal Financial And Accounting Officer)

/s/ Lisa K. Toner Lisa K. Toner	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 3, 2012.

J.H. HARVEY CO., LLC

By	/s/ G. Linn Evans
Name:	G. Linn Evans
Title	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Barry L. Robinson Barry L. Robinson	President and Chief Operating Officer, Manager (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Catherine Green Burns Catherine Green Burns	Manager

/s/ G. Linn Evans G. Linn Evans	Manager

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

HANNAFORD LICENSING CORP.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President and Director (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Lisa K. Toner Lisa K. Toner	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 3, 2012.

VICTORY DISTRIBUTORS, INC.

By	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2012.

Signature	Title

/s/ Beth Newlands Campbell Beth Newlands Campbell	President (Principal Executive Officer)

/s/ Garrett D. Bowne, IV Garrett D. Bowne, IV	Treasurer (Principal Financial and Accounting Officer)

/s/ Michael P. Emery Michael P. Emery	Director

INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.	Description

1.1	Underwriting Agreement for Debt Securities of Delhaize Group*

4.1	Cross Guarantee Agreement, dated May 21, 2007, by and among Delhaize Group, Delhaize America, LLC, Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop ‘n Save Mass, Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp. and Victory Distributors, Inc. (incorporated by reference to Exhibit 99.2 to Delhaize Group’s Report on Form 6-K, filed on May 29, 2007)

4.2	Joinder Letter Agreement, dated December 18, 2009, by Delhaize US Holding, Inc., whereby Delhaize US Holding, Inc. agrees to be bound as Guarantor by all of the terms, covenants and conditions set forth in the Cross-Guarantee Agreement (incorporated by reference to Exhibit 4.7 to Delhaize Group’s annual report on Form 20-F, filed on June 28, 2010)

4.3	Indenture dated as of February 2, 2009, by and between Delhaize Group and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

4.4	Form of Debt Security of Delhaize Group (incorporated by reference to Exhibit A of the Indenture)

4.5	Deposit Agreement, dated as of February 2, 2009, by and between Delhaize Group and The Bank of New York Mellon, as CDI Depositary, and the owner of book-entry interests (incorporated by reference to Exhibit 4.9 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

5.1	Opinion of CMS DeBacker regarding certain matters related to the legality of the debt securities

5.2	Opinion of Hunton & Williams LLP, regarding the legality of the debt securities and the guarantees of Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc. and J. H. Harvey Co., LLC

5.3	Opinion of General Counsel of Delhaize America, LLC, regarding certain matters related to the legality of the guarantees of Delhaize America, LLC, Food Lion, LLC, Risk Management Services, Inc. and Boney Wilson & Sons, Inc.

5.4	Opinion of in-house Counsel of Hannaford Bros. Co., regarding certain matters related to the legality of the guarantees of Hannaford Bros. Co., Hannbro Company and Hannaford Licensing Corp.

5.5	Opinion of Pierson Wadhams Quinn Yates & Coffrin, LLP, regarding certain matters related to the legality of the guarantee of Martin’s Foods of South Burlington, Inc.

5.6	Opinion of Verrill Dana, LLP, regarding certain matters related to the legality of the guarantees of Victory Distributors, Inc.

12.1	Statement regarding computation of ratios

23.1	Consent of Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL

23.2	Consent of CMS DeBacker (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.2)
23.4	Consent of General Counsel of Delhaize America, LLC (included in Exhibit 5.3)

23.5	Consent of in-house Counsel of Hannaford Bros. Co. (included in Exhibit 5.4)

23.6	Consent of Pierson Wadhams Quinn Yates & Coffrin, LLP (included in Exhibit 5.5)

Exhibit No.	Description

23.7	Consent of Verrill Dana, LLP (included in Exhibit 5.6)

24.1	Powers of Attorney (included on signature pages of registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon

*	To be filed either as an amendment or as an exhibit to a report filed or furnished under the Exchange Act and incorporated herein by reference.